Exhibit 99.1

NeOnc Technologies Holdings, Inc. Appoints Dr. Josh Neman as Chief Clinical Officer to
Advance Clinical Strategy and Translational Oncology Programs

●	USC brain tumor authority to accelerate four clinical trials including lead asset NEO100 nearing Phase 2a completion ahead of schedule

●	Appointment bolsters FDA approval path while company explores AI and quantum computing to enhance drug delivery platform

CALABASAS, Calif., June 06, 2025--NeOnc Technologies Holdings, Inc. (NASDAQ: NTHI), a clinical-stage biopharmaceutical company focused on innovative treatments for central nervous system (CNS) cancers and disorders, today announced the appointment of Josh Neman, PhD as its new Chief Clinical Officer (CCO). Dr. Neman brings with him a distinguished career at the intersection of cancer neuroscience, translational research, and academic medicine.

Dr. Neman joins NeOnc Technologies Holdings Inc. (NeOnc) from the Keck School of Medicine at the University of Southern California (USC), where he serves as Associate Professor of Neurological Surgery and Physiology & Neuroscience, and Scientific Director of the USC Brain Tumor Center. At USC, he also leads the Cancer Biology and Genomics PhD Program and serves as Director of Cancer Research Training and Education Coordination at the USC Norris Comprehensive Cancer Center- a leading National Cancer Institute-designated cancer research hospital.

A nationally recognized leader in neurooncological sciences and cancer neuroscience, Dr. Neman’s research has advanced the understanding of how brain microenvironments influence the progression of brain tumors and metastases. His pioneering studies on tumor-neuron interactions, GABAergic signaling in cancer, and mechanisms of leptomeningeal dissemination have helped shape new therapeutic paradigms for both adult and pediatric brain tumors.

“I am deeply honored to join NeOnc at this exciting time,” said Dr. Neman. “NeOnc’s commitment to developing innovative therapeutics, including Blood Brain Barrier-penetrant compounds like NEO212 and NEO100, aligns perfectly with my lifelong passion to improve outcomes for patients with brain tumors. I look forward to helping lead the translation of promising discoveries from the lab into meaningful clinical impact.”

In his role as Chief Clinical Officer, Dr. Neman will lead NeOnc’s clinical development strategy, including investigator-initiated trials and precision oncology partnerships. He will also play a key role in expanding NeOnc’s research collaborations with academic institutions, regulatory agencies, and patient advocacy groups.

“Dr. Neman’s appointment signals a major step forward in NeOnc’s mission to transform the treatment landscape for patients with life-threatening cancers with poor outcomes,” said Amir Heshmatpour, Executive Chairman and President of NeOnc Technologies Holdings, Inc. “His academic and clinical leadership, coupled with his deep expertise in brain tumor biology, will be instrumental in accelerating all four of our clinical trials-especially our lead asset, NEO100, which is approaching the completion of its Phase 2a trial with full enrollment achieved ahead of schedule. As we look to add AI and quantum computing into our expanding platform in drug delivery and bio-conjugation, Dr. Neman’s appointment further strengthens our commitment to advancing precision therapies and driving toward FDA approval.”

About NeOnc Technologies Holdings, Inc. (NASDAQ: NTHI):

NeOnc Technologies is a publicly traded, clinical-stage biopharmaceutical company developing innovative therapies for brain and central nervous system cancers. Its lead programs-NEO100-01, NEO100-02, NEO100-03, and NEO212-utilize proprietary formulations to bypass the blood-brain barrier and target malignancies with precision. The company’s IP portfolio includes 176 patents worldwide, reflecting a broad platform with strong commercialization potential.

For more about NeOnc and its pioneering technology, visit neonc.com.

Important Cautions Regarding Forward-Looking Statements

All statements other than statements of historical facts included in this press release are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). Generally, such forward-looking statements include statements regarding expectations, possible or assumed future actions, business strategies, events or results of operations, including statements regarding expectations or predictions or future financial or business performance or conditions and those statements that use forward-looking words such as “projected,” “expect,” “possibility” and “anticipate,” or similar expressions. The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties, and assumptions. Actual results could differ materially from current projections or implied results. The Company cautions that statements and assumptions made in this news release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements following the date of this news release, whether because of new information, future events or otherwise, except as required by law. “NEO100” is a registered trademark of NeOnc Technologies Holdings, Inc.

Company Contact:

23975 Sorrento Park
Suite 205,
Calabasas, CA, 91302
info@neonc.com

Investor Relations:

James Carbonara
Hayden IR
369 Lexington Avenue
Second Floor
New York, NY 10017
Office: (646)-755-7412
James@haydenir.com
www.haydenir.com